UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☒	Definitive Proxy Statement

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MICRONETICS, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 A.M. on October 17, 2007

TO THE STOCKHOLDERS OF MICRONETICS, INC.:

NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Meeting”) of MICRONETICS, INC. (the “Company”) will be held on October 17, 2007 at 11:00 A.M. at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts, to consider and vote on the following matters described under the corresponding numbers in the attached Proxy Statement:

1.	To elect five directors;

2.	To ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2008; and

3.	To transact such other business as may properly come before the Meeting.

The Board of Directors has fixed the close of business on August 31, 2007 as the record date for the determination of stockholders entitled to vote at the Meeting, and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books of the Company will not be closed.

A complete list of stockholders entitled to vote at the Meeting shall be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours from September 17, 2007 until the Meeting at the principal executive offices of the Company. The list will also be available at the Meeting.

Whether or not you expect to be present at the Meeting, please fill in, date, sign, and return the enclosed Proxy, which is solicited by management. The Proxy is revocable and will not affect your vote in person in the event you attend the Meeting.

By Order of the Board of Directors

DONNA HILLSGROVE

Secretary

September 10, 2007

Requests for additional copies of the proxy materials and the Company’s Annual Report for its fiscal year ended March 31, 2007 should be addressed to Shareholder Relations, Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051. This material will be furnished without charge to any stockholder requesting it.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

Proxy Statement

The enclosed proxy is solicited by the management of Micronetics, Inc. in connection with the 2007 Annual Meeting of Stockholders to be held on October 17, 2007 at 11:00 A.M. at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts and any adjournment thereof. The Board of Directors of the Company (the “Board of Directors”) has set the close of business on August 31, 2007 as the record date for the determination of stockholders entitled to vote at the Meeting. A stockholder executing and returning a proxy has the power to revoke it at any time before it is exercised by filing a later-dated proxy with, or other communication to, the Secretary of the Company or by attending the Meeting and voting in person.

The proxy will be voted in accordance with your directions to:

1.	Consider and act upon a motion to elect five directors;

2.	Consider and act upon a motion to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending March 31, 2008; and

3.	Transact such other business as may properly come before the Meeting.

In the absence of direction, the proxy will be voted in favor of management’s proposals.

The entire cost of soliciting proxies will be borne by the Company. The costs of solicitation, which represent an amount believed to be normally expended for a solicitation relating to an uncontested election of directors, will include the costs of supplying necessary additional copies of the solicitation materials and the Company’s Annual Report to Stockholders for its fiscal year ended March 31, 2007 (the “Annual Report”) to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Reports to such beneficial owners.

Only stockholders of record of the Company’s 5,358,217 shares of Common Stock (the “Common Stock”) outstanding at the close of business on August 31, 2007 will be entitled to vote at the Meeting.

Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of the Common Stock represented in person or by proxy at the Meeting will constitute a quorum at the Meeting. All shares of the Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter, but will not be counted as a vote in favor of such matter. Accordingly, an abstention from voting on a matter has the same legal effect as a vote against the matter. If a broker or nominee holding stock in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular matter (“broker non-votes”), those shares will not be considered as present and entitled to vote with respect to such matter. Accordingly, a broker non-vote on a matter has no effect on the voting on such matter.

The Directors will be elected by a plurality of the votes property cast at the Meeting. Abstentions and broker non-votes as to this election do not count as votes for or against such election. The approval of the proposal to ratify the appointment of the Company’s independent auditors will require the affirmative vote of a majority of the shares of Common Stock properly cast at the Meeting. Abstentions as to this proposal will count as being present and represented at the Meeting and entitled to vote, and will be included in calculating the number of votes cast on this proposal (and thus will have the effect of “no” votes). Broker non-votes will not be included in calculating the number of votes cast on this proposal.

The Proxy Statement, the attached Notice of Meeting, the enclosed form of proxy and the Annual Report are being mailed to stockholders on or about September 10, 2007. The Company’s principal executive offices are located at 26 Hampshire Drive, Hudson, New Hampshire 03051 and its telephone number at that location is (603) 883-2900.

PROPOSAL 1

ELECTION OF DIRECTORS

Five directors are to be elected by a plurality of the shares present in person or represented by proxy at the Meeting and entitled to vote thereon, each to hold office until the next Annual Meeting of Stockholders and until his respective successor is elected and qualified. The persons named in the accompanying proxy have advised management that it is their intention to vote for the election of the following nominees as directors unless authority is withheld:

(1)	David Siegel
(2)	David Robbins
(3)	Gerald Y. Hattori
(4)	Stephen N. Barthelmes, Jr.
(5)	D’Anne Hurd

Management has no reason to believe that any nominee will be unable to serve. In the event that any nominee becomes unavailable, the proxies may be voted for the election of such person or persons who may be designated by the Board of Directors.

The following table sets forth certain information as to our current directors:

Name	Age	Position with the Company	Director Since
David Siegel*	81	Director	April 1987
David Robbins	42	Chief Executive Officer, President and Director	August 2003
Gerald Y. Hattori*	55	Lead Director	September 2004
Stephen N. Barthelmes, Jr.	40	President of Stealth Microwave, Inc., a wholly-owned subsidiary of the Company, and Director	October 2005
D’Anne Hurd*	56	Director	October 2006

*	Member of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Mr. David Siegel has been a director of the Company since April 1987. Mr. Siegel is also Chairman of the Board of Directors of Surge Components, Inc., a distributor of passive electronic components. In addition, Mr. Siegel has been a director since 1985 and a member of the compensation committee of Nu Horizons, Inc. a distributor of electronic components. Mr. Siegel was also a director and member of the compensation committee of Kent Electronics Inc. for ten years. Mr. Siegel has also been vice president of Great American Electronics since 1983.

Mr. David Robbins was appointed President, Chief Executive Officer and a director of the Company in August 2003. Mr. Robbins served as Senior Vice President of the Company’s Defense Electronics Group from March 1999 until August 2003. He has been employed by the Company in various capacities since February 1992.

Mr. Gerald Y. Hattori has been a director of the Company since September 2004 and has been Lead Director since October 2006. In 2000, Mr. Hattori founded Evolution Management, Inc., a business advisory and strategic planning consulting firm, where he is currently employed. From February 1999 until July 2000, Mr. Hattori was Vice-President and Chief Financial Officer, Treasurer and Secretary of Airnet Communications Corporation, then a publicly-traded company which manufactured wireless telecommunications infrastructure equipment. From September 1996 until February 1999, Mr. Hattori was Vice President of Finance, Chief Financial Officer and Treasurer of Nexar Technologies, Inc., a personal computer manufacturer.

Mr. Stephen N. Barthelmes, Jr. has been President of Stealth Microwave, Inc., a wholly-owned subsidiary of the Company (“Stealth”), since the date of its acquisition by the Company in June, 2005. He was Vice President of Operations of Stealth prior to the acquisition for more than 10 years and was one of Stealth’s founding members.

Ms. D’Anne Hurd has been a Director of the Company since October 2006. Ms. Hurd currently serves as Vice President and General Counsel for Worcester Polytechnic Institute (WPI) and Vice President for Business Development at Gateway Park (WPI’s life sciences/ bioengineering development). She has held these positions since January 2006. Ms. Hurd is Chairman of the Audit Committee of Data Translation, Inc. (DATX) and Vaso Active Pharmaceuticals, Inc. (VAPH). She brings over 30 years of experience in start-ups as well as established public companies, most recently serving as Senior Vice President, CFO and Treasurer of NMS Communications, Inc. (NMSS). Ms. Hurd served as CFO and General Counsel of STARBAK Communications, Inc. and its predecessor company, Vividon, Inc. from March 2001 until January 2004. Prior to joining Vividon, Inc., Ms. Hurd served as CFO and General Counsel for NaviPath, Inc., a majority-owned subsidiary of CMGI, Inc. Previously, Ms. Hurd was the CFO and General Counsel for SmartRoute Systems, Inc., the Cambridge, MA provider of real-time, digital traffic data. Ms. Hurd’s years of experience in executive-level management also includes senior finance positions at GTE Corporation and PepsiCo, Inc. where she was responsible for their global cash management and banking relationships, and seven years as an associate with the Boston law firm Burns & Levinson, where she advised private and public clients on all aspects of corporate finance and securities law. Ms. Hurd serves on the Advisory Board of the New England Chapter of the National Association of Corporate Directors (NACD) and is a member of both the Corporate Board Resource Committee of The Boston Club and Financial Executives International.

During the Company’s fiscal year ended March 31, 2007 (“Fiscal 2007”), the Board of Directors held five meetings and acted once by unanimous written consent. During Fiscal 2007, each director attended each meeting. All of the Board members attended the Company’s 2006 Annual Meeting of Stockholders, and the Company expects that all of the Board members will attend the 2007 Annual Meeting.

Other Executive Officers

Ms. Diane Bourque, 53, was appointed Chief Financial Officer of the Company in August 2005. Prior to that time, she was Vice President, Controller of Presstek, Inc. and held various financial positions with Presstek beginning in 1991. From 1987 until 1991, Ms. Bourque was Finance Manager at Ekco Group Inc., a manufacturer of consumer goods. Prior to 1987, Ms. Bourque held various financial positions at Digital Equipment Corp., a computer manufacturing company, and Centronics Data Computer Corporation, a manufacturer of printing equipment.

Mr. Kevin Beals, 45, has been Vice President of Business Development of the Company since October 2006. From 1991 until October 2006, Mr. Beals held various positions, including District Sales Manager, with M/A-COM, a unit of Tyco Electronics Corporation and a manufacturer of RF, microwave and millimeter wave semiconductors, components and technologies. From 1983 until 1991, Mr. Beals was a Product Line Manager and held various engineering positions with Alpha Industries.

Ms. Donna Hillsgrove, 58, was appointed Secretary and Treasurer of the Company in January 1994. Prior to that time, she was Controller of the Company. She has been employed by the Company since April 1992.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of Securities Exchange Act of 1934 requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “Commission”). Based solely on its review of the copies of such forms and amendments thereto received by it, the Company believes that during Fiscal 2007 all executive officers, directors and owners of ten percent of the outstanding shares of Common Stock complied with all applicable filing requirements.

Code of Conduct and Ethics

Micronetics has adopted a Code of Conduct and Ethics applicable to its directors, officers and employees including its principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of Micronetics’ Code of Conduct and Ethics is available on Micronetics’ website www.Micronetics.com. Micronetics intends to post amendments to or waivers from its Code of Conduct and Ethics (to the extent applicable to its principal executive officer, principal financial officer or principal accounting officer) on its website. Micronetics’ website is not part of this proxy statement.

Certain Relationships and Related Transactions

Item 404(a) of Regulation S-B requires Micronetics to disclose any transaction involving more than $120,000 in which Micronetics is a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons.

Since April 1, 2006, Micronetics has not been a participant in any transaction that is reportable under Item 404(a) of Regulation S-B.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth the total compensation paid or accrued for the fiscal year ended March 31, 2007 for our principal executive officer and our other two most highly compensated executive officers who were serving as executive officers on March 31, 2007. We refer to these officers as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
David Robbins, Chief Executive Officer	2007	$150,000	$60,078	$56,375	$9,873	(2)	$276,326

Stephen N. Barthelmes, Jr. President of Stealth Microwave, Inc., a wholly-owned subsidiary of Micronetics, Inc.	2007	$140,555	$48,201	$104,541	$4,794	(3)	$298,091

Diane Bourque Vice President and Chief Financial Officer	2007	$120,769	$30,000	$15,683	$3,210	(4)	$169,662

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with SFAS 123(R) for all stock options granted in the fiscal year ended March 31, 2007 and SFAS 123 for all stock options granted prior to April 1, 2006. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(2)	Includes expenses relating to furnishing an automobile, company matching contributions to the Company’s 401(k) plan of $3,750 and life insurance premiums paid for term life insurance in excess of $50,000.
(3)	Includes expenses relating to company matching contributions to the Company’s 401(k) plan of $1,303, company matching contributions to a SIMPLE IRA of $2,913, and life insurance premiums paid for term life insurance in excess of $50,000.
(4)	Includes contributions to the Company’s 401(k) plan of $3,133 and life insurance premiums paid for term life insurance in excess of $50,000.

Employment Agreements

David Robbins

On July 16, 2007, the Company entered into an Employment Agreement with David Robbins, its President and Chief Executive Officer. Pursuant to the terms of the Employment Agreement, Mr. Robbins will receive an annual base salary of $200,000 and will be eligible to receive employee benefits available to the Company’s employees as well as benefits available to other officers of the Company. In addition, Mr. Robbins will receive an annual cash bonus in an amount equal to the sum of (i) 3% of the Company’s income before taxes for the applicable fiscal year, plus (ii) 5% of the excess (if any) of the Company’s income before taxes for the current fiscal year over the Company’s income before taxes for the immediately preceding fiscal year.

If Mr. Robbins’ employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the Employment Agreement), the Company must pay Mr. Robbins a lump sum severance payment equal to (i) six months of his base salary, (ii) the cash bonus for the current fiscal year, pro-rated for the portion of the fiscal year for which Mr. Robbins was employed by the Company, and (iii) an additional bonus calculated as set forth above for the six-month period ending on the last day of the calendar month immediately preceding the date of termination. In addition, for a period of six months from the date of such termination of employment the Company must continue to provide Mr. Robbins with the employee benefits then in effect for officers of the Company.

The Employment Agreement contains customary provisions regarding the protection of the Company’s confidential information and assignment of intellectual property to the Company. Pursuant to the terms of the Employment Agreement, Mr. Robbins covenants not to compete with the Company during the term of his employment with the Company and for a period of one year from the date of termination of his employment with the Company.

Stephen N. Barthelmes, Jr.

In June 2005, the Company acquired Stealth Microwave, Inc., a New Jersey corporation (“Stealth”). In connection with the acquisition, Stealth entered into an employment agreement with Stephen N. Barthelmes, Jr. (the “Barthelmes Agreement”) pursuant to which Mr. Barthelmes serves as President and Chief Executive Officer of Stealth. The Barthelmes Agreement was amended and restated in 2006 to bring its provisions into compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended. The Barthelmes Agreement expired in accordance with its terms in June 2007.

The Barthelmes Agreement provided for an annual base salary of $132,890. As bonus compensation for the period from April 1, 2005 to March 31, 2006, Mr. Barthelmes received (a) $0.15 for every dollar that Stealth’s pre-tax income for such period exceeds $2,400,000 up to $3,100,000, and (b) $0.25 for every dollar that Stealth’s pre-tax income for such period exceeded $3,100,000, which calculation resulted in a bonus payment to Mr. Barthelmes of $439,644 in Fiscal 2006. As bonus compensation for the period from April 1, 2006 to March 31, 2007, Mr. Barthelmes received a bonus payment of $48,201 in Fiscal 2007. The Barthelmes Agreement also provides for the grant of a stock option to purchase 125,000 shares of common stock of the Company. The option vests over four years in equal annual installments.

If Mr. Barthelmes’ employment is terminated without “Cause” or for “Good Reason” (as such terms are defined in the Barthelmes Agreement), the Company must pay Mr. Barthelmes the base salary and bonus payable under the terms of the Barthelmes Agreement for the remaining term of the Barthelmes Agreement. In addition, if Mr. Barthelmes employment is terminated by the Company without “Cause” all stock options to purchase shares of common stock of the Company shall become fully vested.

The Barthelmes Agreement contains a covenant that during the period until July 15, 2007 Mr. Barthelmes will not to compete with the Company or solicit employees or customers of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding stock options for each named executive officer as of March 31, 2007.

Name	Number of Securities Underlying Unexercised Options (1)		Option Exercise Price		Option Expiration Date
	Exercisable Options	Unexercisable Options
David Robbins	20,000 20,000 20,000 25,000 2,500	0 0 0 25,000 7,500	$ $ $ $ $	3.11 2.20 3.85 6.95 8.11	05/07/07 07/22/07 04/20/07 11/15/09 05/11/10	(1) (2) (3) (4) (5)

Stephen N. Barthelmes, Jr.	31,250	93,750		$8.00	06/10/10	(6)

Diane Bourque	3,750	11,250		$9.30	08/22/10	(7)

(1)	This option was granted on May 7, 2002 under the First Amended and Restated 1996 Incentive Stock Option Plan. The option has a term of five years and vested as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(2)	This option was granted on July 22, 2002 under the First Amended and Restated 1996 Incentive Stock Option Plan. The option has a term of five years and vested as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(3)	This option was granted on March 20, 2003 under the First Amended and Restated 1996 Incentive Stock Option Plan. The option has a term of forty-nine months and vested as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(4)	These options were granted on November 15, 2004 under the 2003 Stock Incentive Plan. The options have a term of five years and vest as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(5)	These options were granted on May 11, 2005 under the 2003 Stock Incentive Plan. The options have a term of five years and vest as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(6)	This option was granted on June 10, 2005 under the 2003 Stock Incentive Plan. The option has a term of five years and vests as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.
(7)	This option was granted on August 22, 2005 under the 2003 Equity Incentive Plan. The option has a term of five years and vests as to 25% on each anniversary of the date of grant provided the holder remains an employee of Micronetics.

COMPENSATION OF DIRECTORS

Director Compensation

The following table sets forth information concerning the compensation of our Directors who are not named executive officers for the fiscal year ended March 31, 2007.

Name	Fees Earned or Paid in Cash	Option Awards (1)(2)	All Other Compensation	Total
Gerald Y. Hattori	$50,000	$32,793	—	$82,793
D’Anne Hurd	$16,000	$4,872	—	$20,872
David Siegel	$24,000	$42,406	—	$66,406

(1)	Amounts shown do not reflect compensation actually received by the director. The amounts in the Option Awards column reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended March 31, 2007, in accordance with SFAS 123(R) for all stock options granted in the fiscal year ended March 31, 2007 and SFAS 123 for all stock options granted prior to April 1, 2006. The calculation in the table above excludes all assumptions with respect to forfeitures. There can be no assurance that the amounts set forth in the Option Awards column will ever be realized. A forfeiture rate was used in the expense calculation in the financial statements.
(2)	As of March 31, 2007, each non-employee director holds the following aggregate number of shares under outstanding stock options:

Name	Number of Shares Underlying Outstanding Stock Options
Gerald Y. Hattori	35,000
D’Anne Hurd	10,000
David Siegel	50,000

Each non-employee director of Micronetics receives a fee of $2,000 per month. In addition, Mr. Hattori, as Lead Director and Chair of the Audit Committee and Compensation Committee, receives an annual fee of $26,000, and Ms. Hurd, as Chair of the Nominating and Corporate Governance Committee, receives an annual fee of $6,000. Travel and lodging expenses are also reimbursed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At the close of business on July 16, 2007, there were issued and outstanding 5,358,217 shares of our Common Stock entitled to cast 5,358,217 votes. On July 16, 2007, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $9.40 per share. The following table provides information, as of July 16, 2007, with respect to the beneficial ownership of our Common Stock by:

•	each person known by us to be the beneficial owner of five percent or more of our Common Stock;

•	each of our directors and nominees for director;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This information is based upon information received from or on behalf of the individuals named therein.

Name (1)	Number of Shares Owned (2)		Percent of Outstanding Shares
Noelle Kalin c/o Dillon, Bitar & Luther, LLC 53 Maple Avenue Morristown NJ 07960	660,363		12.3%
Potomac Capital Management LLC Potomac Capital Management Inc. Paul J. Solit 825 Third Avenue, 33rd Floor New York NY 10022	326,888	(3)	6.1%
FMR Corp Edward C. Johnson 3rd 82 Devonshire Street Boston MA 02109	387,672	(4)	7.2%
David Siegel	209,020	(5)	3.9%
David Robbins	154,880	(6)	2.9%
Gerald Y. Hattori	15,000	(7)	*
Stephen N. Barthelmes, Jr.	63,500	(8)	1.2%
D’Anne Hurd	0		0
Diane Bourque	7,500	(9)	*
All current executive officers and directors as a group (8 persons)	456,775	(10)	8.3%

*	less than 1%
(1)	Unless otherwise noted: (i) each person identified possesses sole voting and investment power over the shares listed; and (ii) the address of each person identified is c/o Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051.
(2)	Includes shares subject to currently exercisable options (options that will become exercisable within 60 days of July 16, 2007).
(3)	Based on the Schedule 13G filed by the holders on February 15, 2007.
(4)	Based on the Schedule 13G filed by the holders on February 14, 2007.
(5)	Includes (i) 33,050 shares of Common Stock owned of record by RJW Trading Corp., a personal holding company 100% owned by Mr. Siegel and members of his family, (ii) 14,970 shares of Common Stock held in his retirement account and (iii) 26,250 shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 16, 2007).
(6)	Includes 30,000 shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 16, 2007).

(7)	Includes 15,000 shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 16, 2007).
(8)	Includes 62,500 shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 16, 2007).
(9)	Includes 7,500 shares subject to currently exercisable options (includes options that will become exercisable within 60 days of July 16, 2007).
(10)	Includes the shares listed in notes 5 through 9. Also includes 6,250 shares subject to currently exercisable options held by Donna Hillsgrove, an executive officer (includes options that will become exercisable within 60 days of July 16, 2007).

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The purpose of the Audit Committee is to perform general oversight of the Company’s accounting and financial reporting processes and the audits of its financial statements. Ms. Hurd and Messrs. Siegel and Hattori are the current members of the Audit Committee. All three of the current members of the Audit Committee are “independent directors” within the meaning of the applicable rules of the Commission and the Nasdaq Stock Market, Inc. Mr. Hattori is the chairman of the Audit Committee. The Board of Directors has determined that Mr. Siegel is an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B. The Board of Directors has adopted a written charter for the Audit Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2007, the Audit Committee met four times and each member of the Audit Committee attended each such meeting.

Compensation Committee

The Company established a Compensation Committee on October 20, 2005. The primary function of the Compensation Committee is to review and make recommendations to the Board on the Company’s compensation practices and policies; and to recommend the salaries and incentive compensation of the Chief Executive Officer and other executive officers. In addition the Compensation Committee administers and interprets the Company’s equity-based plans, including determining the individuals to whom stock options are awarded, the terms upon which the option grants are made, and the number of shares subject to each option granted. Ms. Hurd and Messrs. Siegel and Hattori are the current members of the Compensation Committee. Mr. Hattori is the chairman of the Compensation Committee. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2007, the Compensation Committee did not hold a formal meeting.

Nominating and Corporate Governance Committee

The Company established a Nominating and Corporate Governance Committee on October 19, 2006. The primary functions of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become members of the Board and recommend nominees for election as directors at each annual meeting of stockholders and nominees for election by the Board to fill any vacancies on the Board, (ii) develop and recommend to the Board corporate governance principles, and (iii) be responsible for an annual review of the performance of the Board. Ms. Hurd and Messrs. Siegel and Hattori are currently members of the Nominating and Corporate Governance Committee. Ms. Hurd is the chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Nominating and Corporate Governance Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to recommend a candidate for director for election at the 2008 Annual Meeting of Stockholders, it must follow the procedures described in “Stockholder Proposals and Recommendations for Director.”

The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee. A copy of such charter is available on the Company’s website, www.Micronetics.com. During Fiscal 2007, the Nominating and Corporate Governance Committee did not hold a formal meeting.

Communications with the Board of Directors

The Company encourages stockholder communications with the Board of Directors. Interested persons may directly contact any individual member of the Board of Directors as follows: Mr. Robbins at drobbins@micronetics.com; Mr. Hattori at ghattori@evolution- management.com; and Mr. Barthelmes, Mr. Siegel and Ms. Hurd at Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051.

Audit Committee Report

The Audit Committee consists of three independent directors, all of whom are “independent directors” within the meaning of the applicable rules of the Commission and the Nasdaq Stock Market, Inc. The Audit Committee’s responsibilities are as described in a written charter adopted by the Board, a copy of which is available on the Company’s website at www.Micronetics.com.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for Fiscal 2007 with management and with the Company’s independent registered public accounting firm, Grant Thornton LLP. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Grant Thornton LLP its independence.

Based on the Audit Committee’s review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited financial statements for Fiscal 2007 be included in the Company’s Annual Report on Form 10-KSB for Fiscal 2007 for filing with the Commission.

Submitted by the members of the Audit Committee:

Gerald Hattori, Chairman

David Siegel

D’Anne Hurd

Audit Fees

Audit fees billed to the Company during Fiscal 2007 to audit the Company’s annual financial statements and to review those financial statements included in the Company’s quarterly reports on Form 10-QSB totaled $268,944. Additionally, the Company paid Grant Thornton LLP $42,730 for preparation of its tax returns. The Company did not seek advice from its independent registered public accounting firm regarding financial information systems design and implementation during Fiscal 2007. The Company did not engage its independent registered public accounting firm during Fiscal 2007 for any other non-audit services.

The following table shows the aggregate fees that the Company paid or accrued for the audit and other services provided by Grant Thornton LLP for Fiscal 2007 and Fiscal 2006.

Type of Service	Amount of Fee for
	Fiscal 2007	Fiscal 2006
Audit Fees	$268,944	$250,335
Audit-Related Fees	215,120	45,504
Tax Fees	42,730	57,815

Total	$526,794	$353,654

Audit Fees. This category includes fees for the audits of the Company’s annual financial statements, review of financial statements included in the Company’s Form 10-QSB Quarterly Reports and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees. This category consists of due diligence in connection with acquisitions, various accounting consultations, and benefit plan audits.

Tax Fees. This category consists of professional services rendered for tax compliance, tax planning and tax advice. The services for the fees disclosed under this category include tax return preparation, research and technical tax advice.

There were no other fees paid or accrued to Grant Thornton LLP in Fiscal 2007 or Fiscal 2006.

Audit Committee Pre-Approval Policies and Procedures.

Before an independent public accounting firm is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. Our Audit Committee has the sole authority to approve the scope of the audit and any audit-related services as well as all audit fees and terms. Our Audit Committee must pre-approve any audit and non-audit related services by our independent registered public accounting firm. During our fiscal year ended March 31, 2007, no services were provided to us by our independent registered public accounting firm other than in accordance with the pre-approval procedures described herein.

PROPOSAL 2

RAFTIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has reappointed Grant Thornton LLP to audit the consolidated financial statements of the Company for Fiscal 2008. Grant Thornton LLP has served as the Company’s independent registered public accounting firm since Fiscal 2005. A representative from Grant Thornton LLP is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and to be available to respond to appropriate questions.

Although stockholder ratification of the appointment is not required by law, the Company desires to solicit such ratification. If the appointment of Grant Thornton LLP is not approved by a majority of the shares represented at the Meeting, the Company will consider the appointment of other independent registered public accounting firms for Fiscal 2008.

The Board recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for Fiscal 2008.

Other Matters

The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares of Common Stock represented by the accompanying proxy in accordance with their best judgment.

Stockholder Proposals and Recommendations for Director

Any stockholder of the Company who wishes to present a proposal to be considered at the next annual meeting of stockholders of the Company and who wishes to have such proposal presented in the Company’s Proxy Statement for such meeting must deliver such proposal in writing to the Company at 26 Hampshire Drive, Hudson, New Hampshire 03051 on or before May 14, 2008.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by following the requirements under Article I, Section 10 of the Bylaws. In order to be eligible to nominate a person for election to our Board of Directors a stockholder must (i) comply with the notice procedures set forth in the Bylaws and (ii) be a stockholder of record on the date of giving such notice of a nomination as well as on the record date for determining the stockholders entitled to vote at the meeting at which directors will be elected.

To be timely, a stockholder’s notice must be in writing and received by our corporate secretary at our principal executive offices as follows: (A) in the case of an election of directors at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting and (y) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (B) in the case of an election of directors at a special meeting of stockholders, provided that the board of directors has determined that directors shall be elected at such meeting, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of (1) the 90th day prior to such special meeting and (2) the tenth day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs.

In addition, a stockholder’s notice must contain the information specified in Article I, Section 10 of the Bylaws and must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The stockholder making a nomination must personally appear at the annual or special meeting of stockholders to present the nomination, otherwise the nomination will be disregarded.

Stockholders interested in making a nomination should refer to the complete requirements set forth in our Bylaws filed as an exhibit to our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2006. Provided that the date of next year’s annual meeting of stockholders is not advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2007 annual meeting, any stockholder who wishes to make a nomination to be considered for the next annual meeting must deliver the notice specified by our Bylaws between June 20, 2008 and July 20, 2008. The By-Laws contain a number of substantive and procedural requirements which should be reviewed by any interested stockholder. Any notice should be mailed to: Secretary, Micronetics, Inc., 26 Hampshire Drive, Hudson, NH 03051.

By Order of the Board of Directors

DONNA HILLSGROVE

Secretary

September 10, 2007

Appendix A

PROXY

MICRONETICS, INC.

26 Hampshire Drive

Hudson, New Hampshire 03051

The undersigned, revoking all proxies, hereby appoints David Siegel and David Robbins and each of them, proxies with power of substitution to each, for and in the name of the undersigned to vote all shares of Common Stock of Micronetics, Inc. (the “Company”) which the undersigned would be entitled to vote if present at the Annual Meeting of Stockholders of the Company to be held on October 17, 2007, at 11:00 A.M. at the offices of Morse, Barnes-Brown & Pendleton, P.C., 1601 Trapelo Road, Suite 205, Waltham, Massachusetts and any adjournments thereof, upon the matters set forth in the Notice of Annual Meeting.

The undersigned acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and the Company’s Annual Report.

A.	Election of Directors

The Board of Directors Recommends a Vote FOR All Director Nominees.

		For	Withhold

1	David Siegel	☐	☐

2	David Robbins	☐	☐

3	Gerald Y. Hattori	☐	☐

4	Stephen N. Barthelmes, Jr.	☐	☐

5	D’Anne Hurd	☐	☐

B.	Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Auditors for the Company’s Fiscal Year Ending March 31, 2008.

☐ For	☐ Against	☐ Abstain

C.	In Their Discretion, on Such Other Matters as May Properly Come Before the Meeting.

☐ For	☐ Against	☐ Abstain

Please Sign on the Reverse Side and Return this Proxy Promptly in the Enclosed Envelope.

This Proxy is solicited on behalf of the Board of Directors, and when properly executed will be voted as directed herein. If no direction is given, this Proxy will be voted FOR all Proposals.

Date:                                         , 2007

(Signature)

(Signature, if held jointly)

Where stock is registered in the names of two or more persons ALL should sign. Signature(s) should correspond exactly with the name(s) as shown above. Please sign, date and return promptly in the enclosed envelope. No postage need be affixed if mailed in the United States.

Requests for copies of proxy materials, the Company’s Annual Report for its fiscal year ended March 31, 2007 on Form 10-KSB should be addressed to Shareholder Relations, Micronetics, Inc., 26 Hampshire Drive, Hudson, New Hampshire 03051. This material will be furnished without charge to any stockholder requesting it.